Boise Cascade Company	Exhibit 99.1
1111 West Jefferson Street, Suite 300
Boise, ID 83702

News Release

Investor Relations Contact - Chris Forrey investor@bc.com	Media Contact - Amy Evans mediarelations@bc.com

For Immediate Release: August 5, 2024

Boise Cascade Company Reports Second Quarter 2024 Results

BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," or "our") (NYSE: BCC) today reported net income of $112.3 million, or $2.84 per share, on sales of $1.8 billion for the second quarter ended June 30, 2024, compared with net income of $146.3 million, or $3.67 per share, on sales of $1.8 billion for the second quarter ended June 30, 2023.

"Our team delivered solid financial performance in the second quarter while operating in a somewhat tepid demand environment influenced by elevated mortgage rates and economic uncertainties. In addition, spending on our organic growth projects progressed as expected and returns of capital to our shareholders were again in clear focus, including the recent announcement of a meaningful special dividend that will fund in September,” stated Nate Jorgensen, CEO. “While the near-term demand environment is uncertain, I remain confident in our ability to deliver quality results through the second half of the year. Our proven team will accomplish this by leveraging our outstanding manufacturing and wholesale distribution network, and our relentless drive to deliver superior value to our customer and vendor partners."

Second Quarter 2024 Highlights

	2Q 2024	2Q 2023	% change
	(in thousands, except per-share data and percentages)
Consolidated Results
Sales	$1,797,670	$1,815,219	(1)%
Net income	112,292	146,320	(23)%
Net income per common share - diluted	2.84	3.67	(23)%
Adjusted EBITDA [1]	181,207	220,976	(18)%
Segment Results
Wood Products sales	$489,823	$530,273	(8)%
Wood Products income	72,780	104,035	(30)%
Wood Products EBITDA [1]	95,050	127,040	(25)%
Building Materials Distribution sales	1,655,221	1,636,538	1%
Building Materials Distribution income	85,400	98,550	(13)%
Building Materials Distribution EBITDA [1]	97,141	105,936	(8)%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In second quarter 2024, total U.S. housing starts decreased 7%, while single-family housing starts increased 7%, compared to the same period in 2023. On a year-to-date basis through June 2024, total housing starts decreased 3%, while single-family housing starts increased 16%, compared to the same period in 2023. Single-family housing starts are the key demand driver for our sales.

Wood Products

Wood Products' sales, including sales to Building Materials Distribution (BMD), decreased $40.5 million, or 8%, to $489.8 million for the three months ended June 30, 2024, from $530.3 million for the three months ended June 30, 2023. The decrease in sales was driven by lower plywood sales volumes, as well as lower sales prices for LVL and I-joists (collectively referred to as EWP). Other sales related to lumber and residual byproducts also decreased. These decreases were offset partially by increased sales volumes for EWP.

Comparative average net selling prices and sales volume changes for EWP and plywood are as follows:

	2Q 2024 vs. 2Q 2023	2Q 2024 vs. 1Q 2024

Average Net Selling Prices
LVL	(7)%	(2)%
I-joists	(6)%	(3)%
Plywood	(1)%	(4)%
Sales Volumes
LVL	8%	6%
I-joists	5%	16%
Plywood	(13)%	3%

Wood Products' segment income decreased $31.3 million to $72.8 million for the three months ended June 30, 2024, from $104.0 million for the three months ended June 30, 2023. The decrease in segment income was due primarily to lower EWP sales prices, as well as higher wood fiber and conversion costs. These decreases in segment income were offset partially by higher EWP sales volumes.

Building Materials Distribution

BMD's sales increased $18.7 million, or 1%, to $1,655.2 million for the three months ended June 30, 2024, from $1,636.5 million for the three months ended June 30, 2023. Compared with the same quarter in the prior year, the overall increase in sales was driven by sales volume increases of 2%, offset partially by sales price decreases of 1%. Excluding the impact of the BROSCO acquisition on October 2, 2023, sales would have decreased by 2%. By product line, commodity sales decreased 6%, general line product sales increased 8%, and EWP sales (substantially all of which are sourced through our Wood Products segment) decreased less than 1%.

BMD segment income decreased $13.2 million to $85.4 million for the three months ended June 30, 2024, from $98.6 million for the three months ended June 30, 2023. The decrease in segment income was driven by increased selling and distribution expenses and depreciation and amortization expense of $10.9 million and $4.4 million, respectively. These decreases were offset partially by decreased general and administrative expenses of $2.0 million. Gross margins were flat when compared with the same quarter in the prior year.

Balance Sheet and Liquidity

Boise Cascade ended second quarter 2024 with $922.1 million of cash and cash equivalents and $395.7 million of undrawn committed bank line availability, for total available liquidity of $1,317.8 million. The Company had $445.7 million of outstanding debt at June 30, 2024.

Capital Allocation

We expect capital expenditures in 2024, excluding potential acquisition spending, to total approximately $250 million to $270 million.

On August 1, 2024, our board of directors declared a quarterly dividend of $0.21 per share, as well as a special dividend of $5.00 per share, on our common stock. The dividends will be paid on September 16, 2024, to stockholders of record on September 3, 2024.

For the six months ended June 30, 2024, the Company paid $88.9 million for the repurchase of 677,845 shares of our common stock. Furthermore, in July 2024, the Company repurchased 90,000 shares of our common stock at a cost of $10.5 million. As of July 31, 2024, approximately 1.2 million shares were available for repurchase under our existing share repurchase program.

Outlook

Demand for the products we manufacture, as well as the products we purchase and distribute, is correlated with new residential construction, residential repair-and-remodeling activity and light commercial construction. Residential construction, particularly new single-family construction, is the key demand driver for the products we manufacture and distribute. Current industry forecasts for 2024 U.S. housing starts are slightly below actual housing starts of 1.42 million in 2023, as reported by the U.S. Census Bureau. Home affordability remains a challenge for many consumers due to the cost of housing, as well as persistent elevated mortgage rates. However, with low unemployment, an undersupply of existing housing stock available for sale, and favorable demographic trends, new residential construction is expected to remain an important source of supply for homebuyers. Multi-family starts have declined sharply from historic levels due to increased capital costs for developers, combined with elevated supply. Regarding home improvement spending, the age of U.S. housing stock and elevated levels of homeowner equity will continue to provide a favorable backdrop for repair-and-remodel spending. However, while home improvement spending is expected to remain healthy compared to history, renovation spending has softened due to consumer uncertainty, labor availability, higher borrowing costs, and building material inflation. Ultimately, macroeconomic factors, the level and expectations for mortgage rates, home affordability, home equity levels, home size, and other factors will likely influence the near-term demand environment for the products we manufacture and distribute.

As a manufacturer of certain commodity products, we have sales and profitability exposure to declines in commodity product prices and rising input costs. Our distribution business purchases and resells a broad mix of products with periods of increasing prices providing the opportunity for higher sales and increased margins, while declining price environments expose us to declines in sales and profitability. Future product pricing, particularly commodity products pricing and input costs, may be volatile in response to economic uncertainties, industry operating rates, supply-related disruptions, transportation constraints or disruptions, net import and export activity, inventory levels in various distribution channels, and seasonal demand patterns.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit the Company's website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call to discuss second quarter earnings on Tuesday, August 6, 2024, at 11 a.m. Eastern.

To join the webcast, go to the Investors section of our website at www.bc.com/investors and select the Event Calendar link. Analysts and investors who wish to ask questions during the Q&A session can register for the call here.

The archived webcast will be available in the Investors section of Boise Cascade's website.

Use of Non-GAAP Financial Measures

We refer to the terms EBITDA and Adjusted EBITDA in this earnings release and the accompanying Quarterly Statistical Information as supplemental measures of our performance and liquidity that are not required by or presented in accordance with generally accepted accounting principles in the United States (GAAP). We define EBITDA as income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps.

We believe EBITDA and Adjusted EBITDA are meaningful measures because they present a transparent view of our recurring operating performance and allow management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. We also believe EBITDA and Adjusted EBITDA are useful to investors because they provide a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because they are frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. EBITDA and Adjusted EBITDA, however, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measure derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income or segment income have limitations as analytical tools, including: the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This press release includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding our outlook. Statements preceded or followed by, or that otherwise include, the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "forecast," "is likely to," and similar expressions or future or conditional verbs such as "will," "may," "would," "should," and "could" are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, changes in the competitive position of our products, commodity input costs, the effect of general economic conditions, our ability to efficiently and effectively integrate the BROSCO acquisition, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to revise them in light of new information. Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this release.

Boise Cascade Company
Consolidated Statements of Operations
(in thousands, except per-share data) (unaudited)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2024	June 30
	2024	2023		2024	2023

Sales	$1,797,670	$1,815,219	$1,645,420	$3,443,090	$3,359,548

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,440,680	1,426,436	1,307,439	2,748,119	2,657,071
Depreciation and amortization	34,367	30,722	35,850	70,217	61,908
Selling and distribution expenses	149,783	139,205	144,110	293,893	267,993
General and administrative expenses	25,943	30,147	25,117	51,060	56,610
Other (income) expense, net	(84)	(1,266)	(78)	(162)	(1,611)
	1,650,689	1,625,244	1,512,438	3,163,127	3,041,971

Income from operations	146,981	189,975	132,982	279,963	317,577

Foreign currency exchange gain (loss)	(104)	320	(299)	(403)	247
Pension expense (excluding service costs)	(37)	(41)	(37)	(74)	(82)
Interest expense	(6,105)	(6,339)	(6,070)	(12,175)	(12,700)
Interest income	10,543	11,519	10,597	21,140	21,204
Change in fair value of interest rate swaps	(487)	333	(220)	(707)	(471)
	3,810	5,792	3,971	7,781	8,198

Income before income taxes	150,791	195,767	136,953	287,744	325,775
Income tax provision	(38,499)	(49,447)	(32,829)	(71,328)	(82,722)
Net income	$112,292	$146,320	$104,124	$216,416	$243,053

Weighted average common shares outstanding:
Basic	39,412	39,675	39,608	39,510	39,634
Diluted	39,608	39,834	39,956	39,766	39,818

Net income per common share:
Basic	$2.85	$3.69	$2.63	$5.48	$6.13
Diluted	$2.84	$3.67	$2.61	$5.44	$6.10

Dividends declared per common share	$0.20	$3.15	$0.20	$0.40	$3.30

Wood Products Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2024	June 30
	2024	2023		2024	2023

Segment sales	$489,823	$530,273	$468,928	$958,751	$967,701

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	378,920	387,407	357,721	736,641	715,146
Depreciation and amortization	22,270	23,005	24,384	46,654	46,795
Selling and distribution expenses	11,114	11,437	10,551	21,665	23,115
General and administrative expenses	4,606	5,364	5,020	9,626	10,542
Other (income) expense, net	133	(975)	14	147	(1,327)
	417,043	426,238	397,690	814,733	794,271

Segment income	$72,780	$104,035	$71,238	$144,018	$173,430

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	77.4%	73.1%	76.3%	76.8%	73.9%
Depreciation and amortization	4.5%	4.3%	5.2%	4.9%	4.8%
Selling and distribution expenses	2.3%	2.2%	2.3%	2.3%	2.4%
General and administrative expenses	0.9%	1.0%	1.1%	1.0%	1.1%
Other (income) expense, net	—%	(0.2%)	—%	—%	(0.1%)
	85.1%	80.4%	84.8%	85.0%	82.1%

Segment income	14.9%	19.6%	15.2%	15.0%	17.9%

Building Materials Distribution Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2024	June 30
	2024	2023		2024	2023

Segment sales	$1,655,221	$1,636,538	$1,505,021	$3,160,242	$3,015,780

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,409,510	1,391,015	1,278,421	2,687,931	2,566,565
Depreciation and amortization	11,741	7,386	11,107	22,848	14,456
Selling and distribution expenses	138,716	127,786	133,614	272,330	244,896
General and administrative expenses	10,070	12,089	9,534	19,604	22,119
Other (income) expense, net	(216)	(288)	(118)	(334)	(491)
	1,569,821	1,537,988	1,432,558	3,002,379	2,847,545

Segment income	$85,400	$98,550	$72,463	$157,863	$168,235

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	85.2%	85.0%	84.9%	85.1%	85.1%
Depreciation and amortization	0.7%	0.5%	0.7%	0.7%	0.5%
Selling and distribution expenses	8.4%	7.8%	8.9%	8.6%	8.1%
General and administrative expenses	0.6%	0.7%	0.6%	0.6%	0.7%
Other (income) expense, net	—%	—%	—%	—%	—%
	94.8%	94.0%	95.2%	95.0%	94.4%

Segment income	5.2%	6.0%	4.8%	5.0%	5.6%

Segment Information
(in thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2024	June 30
	2024	2023		2024	2023
Segment sales
Wood Products	$489,823	$530,273	$468,928	$958,751	$967,701
Building Materials Distribution	1,655,221	1,636,538	1,505,021	3,160,242	3,015,780
Intersegment eliminations	(347,374)	(351,592)	(328,529)	(675,903)	(623,933)
Total net sales	$1,797,670	$1,815,219	$1,645,420	$3,443,090	$3,359,548

Segment income
Wood Products	$72,780	$104,035	$71,238	$144,018	$173,430
Building Materials Distribution	85,400	98,550	72,463	157,863	168,235
Total segment income	158,180	202,585	143,701	301,881	341,665
Unallocated corporate costs	(11,199)	(12,610)	(10,719)	(21,918)	(24,088)
Income from operations	$146,981	$189,975	$132,982	$279,963	$317,577

Segment EBITDA
Wood Products	$95,050	$127,040	$95,622	$190,672	$220,225
Building Materials Distribution	97,141	105,936	83,570	180,711	182,691

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(in thousands) (unaudited)

	June 30, 2024	December 31, 2023

ASSETS

Current
Cash and cash equivalents	$922,076	$949,574
Receivables
Trade, less allowances of $4,520 and $3,278	459,772	352,780
Related parties	249	181
Other	17,120	20,740
Inventories	832,241	712,369
Prepaid expenses and other	36,348	21,170
Total current assets	2,267,806	2,056,814

Property and equipment, net	948,841	932,633
Operating lease right-of-use assets	59,812	62,868
Finance lease right-of-use assets	23,548	24,003
Timber deposits	7,675	7,208
Goodwill	170,254	170,254
Intangible assets, net	180,928	190,743
Deferred income taxes	4,655	4,854
Other assets	8,445	9,269
Total assets	$3,671,964	$3,458,646

Boise Cascade Company
Consolidated Balance Sheets (continued)
(in thousands, except per-share data) (unaudited)

	June 30, 2024	December 31, 2023

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$438,235	$310,175
Related parties	2,146	1,501
Accrued liabilities
Compensation and benefits	96,414	149,561
Interest payable	9,956	9,958
Other	144,755	122,921
Total current liabilities	691,506	594,116

Debt
Long-term debt	445,723	445,280

Other
Compensation and benefits	39,648	40,189
Operating lease liabilities, net of current portion	53,170	56,425
Finance lease liabilities, net of current portion	27,891	28,084
Deferred income taxes	93,062	82,014
Other long-term liabilities	17,988	16,874
	231,759	223,586

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 45,130 and 44,983 shares issued, respectively	451	450
Treasury stock, 6,121 and 5,443 shares at cost, respectively	(234,879)	(145,335)
Additional paid-in capital	557,478	560,697
Accumulated other comprehensive loss	(502)	(517)
Retained earnings	1,980,428	1,780,369
Total stockholders' equity	2,302,976	2,195,664
Total liabilities and stockholders' equity	$3,671,964	$3,458,646

Boise Cascade Company
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Six Months Ended June 30
	2024	2023
Cash provided by (used for) operations
Net income	$216,416	$243,053
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	71,832	63,293
Stock-based compensation	7,923	7,518
Pension expense	74	82
Deferred income taxes	11,088	2,749
Change in fair value of interest rate swaps	707	471
Other	115	(1,798)
Decrease (increase) in working capital, net of acquisitions
Receivables	(102,096)	(171,794)
Inventories	(120,976)	(5,482)
Prepaid expenses and other	(7,870)	(7,805)
Accounts payable and accrued liabilities	99,354	124,910
Income taxes payable	(6,251)	33,220
Other	(1,151)	1,801
Net cash provided by operations	169,165	290,218

Cash provided by (used for) investment
Expenditures for property and equipment	(74,099)	(68,287)
Acquisitions of businesses and facilities	(3,387)	—
Proceeds from sales of assets and other	819	1,918
Net cash used for investment	(76,667)	(66,369)

Cash provided by (used for) financing
Treasury stock purchased	(88,858)	(1,539)
Dividends paid on common stock	(19,069)	(132,967)
Tax withholding payments on stock-based awards	(11,117)	(5,926)
Other	(952)	(904)
Net cash used for financing	(119,996)	(141,336)

Net increase (decrease) in cash and cash equivalents	(27,498)	82,513

Balance at beginning of the period	949,574	998,344

Balance at end of the period	$922,076	$1,080,857

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information presented herein do not include the notes accompanying the Company's Consolidated Financial Statements and should be read in conjunction with the Company’s 2023 Form 10-K and the Company's other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps. The following table reconciles net income to EBITDA and Adjusted EBITDA for the (i) three months ended June 30, 2024 and 2023, (ii) three months ended March 31, 2024, and (iii) six months ended June 30, 2024 and 2023:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2024	June 30
	2024	2023		2024	2023
	(in thousands)
Net income	$112,292	$146,320	$104,124	$216,416	$243,053
Interest expense	6,105	6,339	6,070	12,175	12,700
Interest income	(10,543)	(11,519)	(10,597)	(21,140)	(21,204)
Income tax provision	38,499	49,447	32,829	71,328	82,722
Depreciation and amortization	34,367	30,722	35,850	70,217	61,908
EBITDA	180,720	221,309	168,276	348,996	379,179
Change in fair value of interest rate swaps	487	(333)	220	707	471
Adjusted EBITDA	$181,207	$220,976	$168,496	$349,703	$379,650

The following table reconciles segment income and unallocated corporate costs to EBITDA and adjusted EBITDA for the (i) three months ended June 30, 2024 and 2023, (ii) three months ended March 31, 2024, and (iii) six months ended June 30, 2024 and 2023:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2024	June 30
	2024	2023		2024	2023
	(in thousands)
Wood Products
Segment income	$72,780	$104,035	$71,238	$144,018	$173,430
Depreciation and amortization	22,270	23,005	24,384	46,654	46,795
EBITDA	$95,050	$127,040	$95,622	$190,672	$220,225

Building Materials Distribution
Segment income	$85,400	$98,550	$72,463	$157,863	$168,235
Depreciation and amortization	11,741	7,386	11,107	22,848	14,456
EBITDA	$97,141	$105,936	$83,570	$180,711	$182,691

Corporate
Unallocated corporate costs	$(11,199)	$(12,610)	$(10,719)	$(21,918)	$(24,088)
Foreign currency exchange gain (loss)	(104)	320	(299)	(403)	247
Pension expense (excluding service costs)	(37)	(41)	(37)	(74)	(82)
Change in fair value of interest rate swaps	(487)	333	(220)	(707)	(471)
Depreciation and amortization	356	331	359	715	657
EBITDA	(11,471)	(11,667)	(10,916)	(22,387)	(23,737)
Change in fair value of interest rate swaps	487	(333)	220	707	471
Corporate adjusted EBITDA	$(10,984)	$(12,000)	$(10,696)	$(21,680)	$(23,266)

Total Company adjusted EBITDA	$181,207	$220,976	$168,496	$349,703	$379,650